PURCHASE AGREEMENT


     This Purchase Agreement (the "Agreement") is made as of May ____, 1997, by and between FIRST WASHINGTON REALTY TRUST, INC., a Maryland corporation (the "Company") and CAPITOL HILL ASSOCIATES, LTD. PARTNERSHIP, a Maryland limited partnership (the "Purchaser").

                                   SECTION I.

                        Authorization and Sale of Shares

     1.1 Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of 85,562 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), to the Purchaser.

     1.2 Sale of Shares. At the Closing (as defined in Section 2), the Company will issue and sell to the Purchaser, and Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares at a price of $23.375 per Share for an aggregate purchase price of two million and eleven dollars and seventy-five cents ($2,000,011.75).

                                   SECTION II.

                             Closing Date; Delivery

     2.1 Closing Date. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall occur at the offices of Latham & Watkins, Washington, D.C. as soon as practicable after satisfaction or waiver of all conditions set forth herein or at such other time and place as the parties hereto may agree (the "Closing Date").

     2.2 Delivery. At the Closing, the Company will deliver, via the facilities of the Depository Trust Company, certificates representing the Shares registered in the Purchaser's name or in the name of the Purchaser's nominee. Such delivery shall be against payment of the purchase price for the Shares determined pursuant to Section 1.2 above by wire transfer to a bank account of the Company specified to the Purchaser by the Company.

                                  SECTION III.

                  Representations and Warranties of the Company

The Company represents and warrants to Purchaser as follows:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary.

     (b) The company has the requisite corporate power and authority to enter into, deliver and perform this Agreement and to issue the Shares in accordance with the terms hereof. All action on the part of the Company and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement required to be performed at or prior to the Closing and for the authorization, issuance and delivery of the Shares being sold under this Agreement, has been taken and no further approval or authority of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding Agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

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    (c) The  execution,  delivery  and  performance  of this  Agreement  by the
Company and the consummation by the Company of the transactions contemplated hereby or relating hereto will not (i) result in a violation of the Company's articles of incorporation or by-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company, or by which any property or asset of the Company is bound or affected. The Company has obtained any and all consents, authorizations or orders of, and made any and all filings or registrations with, any courts or governmental agencies applicable thereto in order for the company to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Shares in accordance with the terms hereof.

     (d) The Shares to be purchased from the Company hereunder have been duly authorized for issuance and, when issued and delivered to the Purchaser by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable. None of the Shares were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

     (e) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is approved for listing on the New York Stock Exchange (the "NYSE"). The Shares have been approved for listing, subject to notice of issuance, on the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock, under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any written notification that the Commission (as defined below) or the NYSE is contemplating terminating such registration or listing.

     (f) Pursuant to the Securities Act of 1933 (the "Securities Act"), the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (File No. 333-24017), which was declared effective by the Commission on April 17, 1997 (the "Registration Statement"). The Registration Statement conforms in all respects with the requirements of the Securities Act, and neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement or the prospectus contained therein (the "Prospectus") or instituted any proceedings for such purpose.

     (g)  Since   December  31,  1995,   the  Company  has  filed  all  reports,
registrations and statements, together with any required amendments thereto, that the Company was required to file with the Commission, including, without limitation, Forms 10-K, Forms 10-Q, Forms 8-K and Proxy Statements
(collectively, the "SEC Filings"). As of their respective dates, the Registration Statement, the Prospectus and the SEC Filings contain all of the material statements which are required to be stated therein in accordance with the Securities Act and the Exchange Act and the regulations promulgated thereunder, and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (h) The Company has, as of the Closing Date, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Prospectus and the SEC Filings. Except as described in the Registration
Statement, the Prospectus and the SEC Filings, there are no options, calls, warrants or other rights to purchase or otherwise acquire any authorized but unissued shares of common stock of the Company or any securities convertible into common stock of the Company or any contracts or commitments to issue or sell shares of common stock of the Company or any such options, calls, warrants, rights or convertible securities.

     (i) The financial statements, including the notes thereto and supporting schedules, set forth in the Registration Statement, the Prospectus and the SEC Filings fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied.

     (j) Purchaser has not, and will not, incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the purchase of the Shares under this Agreement.

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                                   SECTION IV.

                Representations and Warranties of the Purchaser

     This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                                   SECTION V.

                       Conditions to Closing of Purchaser

     The Purchaser's obligation to purchase the Shares at the closing is subject to fulfillment or waiver as of the Closing Date of the following conditions:

     (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

     (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed and complied with in all respects.

     (c) The Registration Statement shall continue to be effective, and no stop order suspending the effectiveness thereof shall have been issued by the Commission or any state regulatory authority, and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission or any state regulatory authority.

     (d) On the Closing Date, Purchaser shall have received an opinion of Latham & Watkins, counsel to the Company, dated the Closing Date, in form and substance satisfactory to Tucker, Flyer & Lewis, counsel to Purchaser, to the effect that:

     The Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission.

     (e) On the Closing Date, Purchaser shall have received an opinion of Ballard Spahr Andrews & Ingersoll, counsel to the Company, dated the Closing Date, in form and substance satisfactory to Tucker, Flyer & Lewis, counsel to Purchaser, to the effect that:

     The Shares have been duly authorized for sale and issuance to Purchaser pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against full payment of the consideration therefor as provided in the resolutions authorizing issuance thereof by the Board of Directors of the Company or a duly appointed committee thereof, will be validly issued and fully paid and nonassessable.

     The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company. Assuming due authorization, execution and delivery of this Agreement by Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (f) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the Company from consummating the transactions contemplated hereby.

                                   SECTION VI.

                        Conditions of Closing of Company

     The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

     (a) The representations made by Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     (b) All actions, covenants, agreements and conditions contained in this Agreement to be performed by the purchaser on or prior to the Closing Date shall have been performed and complied with in all respects.

     (c) The Registration Statement shall continue to be effective, and no stop order suspending the effectiveness thereof shall have been issued by the Commission or any state regulatory authority and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission.

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                                   SECTION VII

                            COVENANTS OF THE COMPANY

     The company agrees to indemnify and hold Purchaser (and its officers, directors, shareholders and/or employees) and any affiliate of Purchaser harmless from and against any liability, loss, cost or expense (including reasonable attorney's fees) with respect to the breach of any representation or warranty, covenant or undertaking provided in, or the failure to comply with any provision of, this Agreement.


                                  SECTION VIII.

                                  Miscellaneous

     8.1 Waivers and Amendments. The terms of this Agreement may be waived or amended only with the written consent of the Company and Purchaser.

     8.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Maryland without regard to the conflict of laws and rules thereof.

     8.3 Successors and Assigns. This Agreement may not be assigned by Purchaser without the written consent of the Company, which consent shall not be unreasonably withheld.

     8.4 Entire Agreement. This Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein.

     8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     8.6 Further Assurances. The parties hereto agree to proceed diligently and use their best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to satisfy the conditions hereto and consummate the transactions contemplated by this Agreement. After the Closing, each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.7 Expenses. The Company and Purchaser shall each bear its own expense incurred on its behalf with respect to this Agreement and the transactions contemplated herein, including fees of legal counsel.

     8.8 Survivability. The respective representations and covenants of the parties hereto shall survive the Closing of the transactions contemplated hereby.

     8.9 Termination. This Agreement may be terminated by either of the parties hereto if Closing has not occurred prior to May 14, 1997.


                                    * * * * *


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                      FIRST WASHINGTON REALTY TRUST, INC.

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Address:_______________________________

                                         Telecopy No:___________________________


                                      CAPITOL HILL ASSOCIATES, LTD. PARTNERSHIP

                                          By:___________________________________
                                                     Its General Partner

                                          Name:_________________________________

                                          Title:________________________________

                                          Address:______________________________

                                          Telecopy No.__________________________


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